UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 5, 2017

Date of Report (Date of earliest event reported)

GRIPEVINE INC.
Formerly known as Baixo Relocation Services Inc. (Exact name of registrant as specified in its charter)

Nevada	333-19663	35-2511643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1282A Cornwall Road Oakville, Ontario Canada	L6J 7W51
(Address of principal executive offices)	(Zip Code)

(905) 337-9994
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8. OTHER EVENTS

ITEM 8.01 OTHER EVENTS

Forward Stock Split and Name Change

On December 9, 2016, the Board of Directors and the holders of a majority of the shares of common stock approved a forward split of such shares by a ratio of fifteen for one (15:1) (the “Forward Split”) and a change in our name to “Gripevine Inc.” (the “Name Change”). The Company filed the certificate of amendment (the “Certificate”) to its articles of incorporation with the State of Nevada effectuating the Name Change and the Forward Split, respectively, on December 22, 2016. The Forward Split and Name Change became effective on the OTC Bulletin Board on January 5, 2017 based upon the filing of appropriate documentation with the Financial Industry Regulatory Authority, Inc. As a result of the Forward Split, our total issued and outstanding shares of common stock increased from approximately 8,000,000 shares to 120,000,000 shares of common stock.

The Company’s trading symbol is “BXROD”. The “D” will be removed in twenty business days and the Company’s new trading symbol will be “GRPV”.

The new cusip number for the Company is 39861P 100.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIPEVINE INC.

Date: January 11, 2017	By:	/s/ Richard Hue
	Name:	Richard Hue
	Title:	President/Chief Executive Officer

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